Exhibit 99.12C

BlackRock Enhanced Dividend AchieversTM Trust
Cusip: 09251A104
Ticker: BDJ

Record Date	December 22, 2009
Pay Date	December 31, 2009

Distribution Amount per share	$0.245000

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

	Current Distribution	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date

Net Investment Income	$0.037588	15%	$0.037588	15%
Net Realized Short-Term Capital Gains	$—	0%	$—	0%
Net Realized Long-Term Capital Gains	$—	0%	$—	0%

Return of Capital	$0.207412	85%	$0.207412	85%

Total (per common share)	$0.245000	100%	$0.245000	100%

Average annual total return (in relation to NAV) for the inception to date ending on November 30, 2009				-1.19%

Annualized current distribution rate expressed as a percentage of NAV as of November 30, 2009				11.46%

Cumulative total return (in relation to NAV) for the fiscal year through November 30, 2009				5.17%

Cumulative fiscal year distributions as a percentage of NAV as of November 30, 2009				2.87%

You should not draw any conclusions about the Trust’s investment performance from the amount of this distribution or from the terms of the Trusts Managed Distribution Plan.

The Trust estimates that it has distributed more than its income and net realized gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Trust is paid back to you. A return of capital does not necessarily reflect the Trust’s investment performance and should not be confused with ‘yield’ or ‘income’.

The amounts and sources of distributions reported in the Notice are only estimates and are not being provided for tax reporting purposes.
The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Trust’s investment experience during the remainder of its fiscal year and may be subject to changes based on the tax regulations. The Trust will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purpose.

Contact Number: 888-825-2257

BlackRock Enhanced Dividend AchieversTM Trust
Cusip: 09251A104
Ticker: BDJ

Record Date	March 15, 2010
Pay Date	March 31, 2010

Distribution Amount per share	$0.245000

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

	Current Distribution	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date

Net Investment Income	$0.050505	21%	$0.080008	16%
Net Realized Short-Term Capital Gains	$—	0%	$—	0%
Net Realized Long-Term Capital Gains	$—	0%	$—	0%

Return of Capital	$0.194495	79%	$0.409992	84%

Total (per common share)	$0.245000	100%	$0.490000	100%

Average annual total return (in relation to NAV) for the inception to date ending on February 26, 2010				-1.56%

Annualized current distribution rate expressed as a percentage of NAV as of February 26, 2010				11.67%

Cumulative total return (in relation to NAV) for the fiscal year through February 26, 2010				6.35%

Cumulative fiscal year distributions as a percentage of NAV as of February 26, 2010				5.83%

You should not draw any conclusions about the Trust’s investment performance from the amount of this distribution or from the terms of the Trusts Managed Distribution Plan.

The Trust estimates that it has distributed more than its income and net realized gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Trust is paid back to you. A return of capital does not necessarily reflect the Trust’s investment performance and should not be confused with ‘yield’ or ‘income’.

The amounts and sources of distributions reported in the Notice are only estimates and are not being provided for tax reporting purposes.
The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Trust’s investment experience during the remainder of its fiscal year and may be subject to changes based on the tax regulations. The Trust will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purpose.

Contact Number: 888-825-2257